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                                                                   EXHIBIT 23.1




                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Rockwell Medical Technologies, Inc. (the Company) on Form S-8 of our report dated March 13, 1998, which included a paragraph related to the uncertainty of the Company's ability to continue as a going concern on our audit of the consolidated financial statements of Rockwell Medical Technologies, Inc. as of December 31, 1997, and for the year then ended and our report dated July 11, 1997, except for the subsequent event paragraph of Note 3, for which the date is November 20, 1997, on our audits of Rockwell Medical Supplies, L.L.C. and Rockwell Transportation, L.L.C. (the Predecessor Companies) as of February 19, 1997, and December 31, 1996, and for the period ended February 19, 1997, and for the year ended December 31, 1996, which reports are included in the Company's Annual Report on Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

November 2, 1998